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Accountants and                                       Grant Thornton
Management Consultants
Grant Thornton LLP
The US Member Firm of
Grant Thornton International


January 24, 2001

Securities and Exchange Commission
Washington, D.C. 20549

Re:   MW Medical, Inc.
      File No. 1-14297

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of MW Medical, Inc.
dated January 19, 2001, and agree with the statements contained in paragraphs 1, 2, 4, and 5. We do not have sufficient knowledge to comment on paragraphs 3 and 6 of
Item 4.

Very truly yours,

/s/ Grant Thornton LLP

Suite 300
1000 Wilshire Blvd.
Los Angeles, CA 90017-2464
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